UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2020

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $01 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On January 22, 2020, Vertex Energy, Inc. (the “Company”, “we” and “us”) filed a Current Report on Form 8-K (the “Original Report”) to report, among other things, the closing, on January 17, 2020, and effective on January 1, 2020, of the transactions contemplated by a Share Purchase and Subscription Agreement (the “Heartland Share Purchase”) by and among HPRM LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle (“Heartland SPV”), Vertex Operating, LLC, the Company’s wholly-owned subsidiary (“Vertex Operating”), and Tensile-Heartland Acquisition Corporation (“Tensile-Heartland”), an affiliate of Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”), and solely for the purposes of a guaranty, the Company. As part of the Heartland Share Purchase and related transactions, the Company transferred ownership of Vertex Refining OH, LLC, its indirect wholly-owned subsidiary (“Vertex OH”), which owned the Company’s Columbus, Ohio, Heartland facility, which produces a base oil product that is sold to lubricant packagers and distributors, to Heartland SPV and as a result of the sale and purchase of various membership units of Heartland SPV, Heartland SPV is currently owned 35% by Vertex Operating and 65% by Tensile-Heartland. At the time of the filing of the Original Report, the Company stated that it intended to file the required pro forma financial information associated with the Heartland Share Purchase transactions within 4 business days from the date that such Original Report was required to be filed. By this Amendment No. 1 to the Original Report, the Company is amending and restating Item 9.01 thereof to include the required pro forma financial information. This Current Report on Form 8-K does not amend or modify the Original Report, except as to Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma.

 An unaudited pro forma consolidated and combined balance sheet of the Company as of September 30, 2019 and unaudited pro forma consolidated and combined statement of operations of the Company for the nine months ended September 30, 2019 and the year ended December 31, 2018 are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 9.01 by reference. The unaudited pro forma balance sheet as of September 30, 2019 gives effect to the disposition of Vertex OH in connection with the Heartland Share Purchase and the other transactions contemplated thereby and therewith, as discussed above (collectively, the “Joint Venture Disposition”), as if it had occurred on September 30, 2019. The unaudited pro forma statement of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 give effect to the Joint Venture Disposition as if they had occurred on January 1, 2018. These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what the Company’s actual results of operations or financial position would have been if the Joint Venture Disposition had occurred on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position.

(d) Exhibits.

Exhibit No.	Description

2.1*+	Share Purchase and Subscription Agreement dated January 17, 2020, by and among HPRM LLC, Vertex Energy Operating LLC, Tensile-Heartland Acquisition Corporation, and solely for the purposes of Section 9.1, Vertex Energy, Inc.
10.2*	Limited Liability Company Agreement of HPRM LLC dated January 17, 2020
99.1*	Press Release of Vertex Energy, Inc., dated January 22, 2020
99.2**	Unaudited Pro Forma Condensed Consolidated Financial Information of Vertex Energy, Inc.

* Filed or furnished as exhibits to the Original Report.

** Filed herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: January 24, 2020	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*+	Share Purchase and Subscription Agreement dated January 17, 2020, by and among HPRM LLC, Vertex Energy Operating LLC, Tensile-Heartland Acquisition Corporation, and solely for the purposes of Section 9.1, Vertex Energy, Inc.
10.2*	Limited Liability Company Agreement of HPRM LLC dated January 17, 2020
99.1*	Press Release of Vertex Energy, Inc., dated January 22, 2020
99.2**	Unaudited Pro Forma Condensed Consolidated Financial Information of Vertex Energy, Inc.

* Filed or furnished as exhibits to the Original Report.

** Filed herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.